Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Stronger-Than-Expected Results for Fiscal Third Quarter 2016

Non-GAAP Net Revenue was $486.8 Million

Non-GAAP Net Income was $0.89 Per Diluted Share

Raises Financial Outlook for Fiscal 2016

New York, NY — February 3, 2016 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today reported stronger-than-expected financial results for fiscal third quarter 2016, ended December 31, 2015.  In addition, the Company increased its financial outlook for the fiscal year ending March 31, 2016, and provided its initial financial outlook for the fiscal fourth quarter 2016, ending March 31, 2016.

GAAP Financial Results

For fiscal third quarter 2016, GAAP net revenue was $414.2 million, as compared to $531.1 million for fiscal third quarter 2015.  GAAP net loss was $42.4 million, or $0.51 per diluted share, as compared to net income of $40.1 million, or $0.42 per diluted share, for the year-ago period.  GAAP net loss for fiscal third quarter 2016 reflects business reorganization charges of $71.2 million, partially offset by approximately $25 million in tax benefits related to video game development costs.

During fiscal third quarter 2016, the Company’s cash and short-term investments balance increased to $1.215 billion as of December 31, 2015.

Non-GAAP Financial Results

For fiscal third quarter 2016, Non-GAAP net revenue was $486.8 million, as compared to $954.0 million for the year-ago period, which had benefited from the launches of Grand Theft Auto V® for PlayStation®4 and Xbox One, Borderlands®: The Pre-Sequel, and Sid Meier’s Civilization®: Beyond Earth.  Non-GAAP net income was $99.7 million, or $0.89 per diluted share, as compared to $211.6 million, or $1.87 per diluted share, for the year-ago period.  Non-GAAP net income for fiscal third quarter 2016 reflects approximately $32 million in tax benefits related to video game development costs.

The largest contributors to Non-GAAP net revenue in fiscal third quarter 2016 were Grand Theft Auto V and Grand Theft Auto Online, NBA® 2K16, WWE® 2K16, and the Borderlands series.  Non-GAAP net revenue from digitally-delivered content was $213.6 million and accounted for 44% of total Non-GAAP net revenue.  The largest contributors to Non-GAAP net revenue from digitally-delivered content were the Grand Theft Auto, NBA 2K, WWE 2K, and Sid Meier’s Civilization series.  Revenue from recurrent consumer spending (virtual currency, downloadable add-on content and online games) grew 45% year-over-year and accounted for 54% of Non-GAAP net revenue from digitally-delivered content, or 24% of total Non-GAAP net revenue.  Catalog sales accounted for $235.3 million of Non-GAAP net revenue led by the Grand Theft Auto and Borderlands series.

Management Comments

“During the holiday season, Take-Two enjoyed immense consumer demand for its recent releases and catalog, enabling the Company to deliver another quarter of strong revenue, Non-GAAP earnings and cash flow,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “These outstanding results were driven by robust sales of Grand Theft Auto V, NBA 2K16 and WWE 2K16, along with our highest-ever revenue from recurrent consumer spending.

“As a result of our third quarter outperformance and solid forecast for the balance of the year, we are once again raising our financial outlook for fiscal 2016, which is poised to be another year of meaningful profits for Take-Two.  Looking ahead, we have an extensive development pipeline that positions our Company for revenue growth and margin expansion over the long-term.  We are excited about this Friday’s release of XCOM 2, which has received stellar early review scores, and anticipation already is building for the fiscal 2017 launches of Battleborn and Mafia III.”

Business and Product Highlights

Since October 1, 2015:

Rockstar Games:

•                  Grand Theft Auto V has now sold-in over 60 million units worldwide across all platforms.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  A January 28, 2016 update featuring the new ‘Drop Zone’ Adversary Mode, two new high-end vehicles and additional improvements to Grand Theft Auto Online.

•                  Festive Surprise 2015, featuring holiday-themed attire, Christmas trees, snowball fights, and new holiday-themed adversary modes;

•                  Executives and Other Criminals, which offers players the chance to run their own criminal organizations and face off against rival operations across Freemode.  The update also includes new customizable real estate, super yachts, armored vehicles, weapons and much more;

•                  Lowriders, which adds new and upgraded vehicles including specific lowrider customization options such as hydraulics, new Adversary Modes, new Lowrider-themed Contact Missions, an array of new clothing, tattoo and accessory options, as well as upgrades to both Freemode and the Rockstar Editor’s Director Mode; and

•                  Halloween Surprise, featuring a new Halloween-themed adversary mode plus special vehicles, masks and more.

•                  Released Grand Theft Auto: Liberty City Stories for select iOS devices.  Originally designed with mobile gameplay in mind, Grand Theft Auto: Liberty City Stories returns with significant enhancements for iOS and also will be coming soon to Android.

2K:

•                  Entered into a new multi-year partnership agreement with WWE granting 2K the exclusive worldwide rights to develop and publish WWE video game properties across all major platforms and distribution channels.

•                  Launched WWE 2K16 on Xbox One, Xbox 360, PlayStation 4 and PlayStation 3.  Developed collaboratively by Yukes and Visual Concepts, the title received significantly improved review scores and has generated growth in sales versus last-year’s release.  WWE 2K16 is being supported with downloadable add-on content, including a Season Pass.

•                  Released Sid Meier’s Civilization: Beyond Earth™ — Rising Tide for PC.  Developed by Firaxis Games, Rising Tide is a massive expansion pack for the 2014 turn-based strategy title, Civilization: Beyond Earth.

•                  Released The Borderlands Triple Pack for Xbox 360 and PlayStation 3, which includes Borderlands, Borderlands 2 and Borderlands: The Pre-Sequel, plus all of the games’ previously-released downloadable add-on content.

•                  Released Evolve Ultimate Edition for Xbox One and PlayStation 4, which includes the 2014 Electronic Entertainment Expo and Gamescom “Game of Show” award-winning title along with its Monster Expansion Pack, Hunting Season 1 and Hunting Season 2 downloadable add-on content packs.

•                  Expanded the Company’s online offerings in Asia with the commercial launch in Korea of Civilization Online, a free-to-play, massively multiplayer online game developed in partnership with renowned

South Korean studio XLGAMES.  2K also plans to bring Civilization Online to Taiwan, Hong Kong, Macau and China through publishing partnerships with Game First and Qihoo 360.

•                  Expanded the Company’s offerings for tablets and smartphones with the releases of NBA 2K16, My NBA 2K16 and NHL SuperCard for tablets and smartphones.

•                  Announced that Battleborn™, which is currently in development for PlayStation 4, Xbox One and PC by the creators of Borderlands at Gearbox Software, is planned for release on May 3, 2016.

•                  Announced that XCOM® 2, which is the sequel to the Game of the Year award-winning strategy title XCOM: Enemy Unknown and is currently in development at Firaxis Games, is planned for release on February 5, 2016 for PC.  XCOM 2 has received outstanding early review scores, with Game Informer Magazine, GameSpot and IGN each scoring the title in the 9-out-of-10 range.  According to IGN, “XCOM 2 is an amazing game,” while Game Informer Magazine called it “one of the deepest and most rewarding strategy games on the market.”

•                  Announced that Mafia® III, the next installment in 2K’s successful organized crime series, is currently in development for Xbox One, PlayStation 4 and PC at Hangar 13, 2K’s new development studio.  Mafia III is planned for release during calendar 2016 (fiscal year 2017).

Financial Outlook for Fiscal 2016

Take-Two is increasing its financial outlook for fiscal year 2016 to reflect its better-than-expected fiscal third quarter results and strong forecast for the balance of the fiscal year.  In addition, the Company is providing its initial financial outlook for the fiscal fourth quarter ending March 31, 2016 as follows:

	Fourth Quarter Ending 3/31/2016	Fiscal Year Ending 3/31/2016

Non-GAAP net revenue	$260 to $310 Million	$1.48 to $1.53 Billion
Non-GAAP net income per diluted share (1)	$0.15 to $0.25	$1.65 to $1.75
GAAP to Non-GAAP Reconciling Items (2):
Net effect from deferral in net revenues and related cost of goods sold	$(0.67)	$0.20
Stock-based compensation expense (3)	$0.13	$0.50
Business reorganization	$0.00	$0.51
Non-cash amortization of discount on convertible notes	$0.04	$0.17
Non-cash tax expense	$0.00	$0.00
Gain on long-term investment, net	$(0.02)	$(0.02)

(1)         For the fiscal fourth quarter and fiscal year ending March 31, 2016, our Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the fourth quarter and fiscal year is adjusted by adding-back $1.4 million and $5.5 million, respectively, related to coupon interest and debt issuance costs, net of tax.  Shares used to calculate our Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	83.5 Million	83.5 Million
Add: Weighted average participating shares	4.0 Million	4.0 Million
Add: Potential Dilution from convertible notes	26.5 Million	26.5 Million
Total weighted average diluted shares	114.0 Million	114.0 Million

(2)         All GAAP to Non-GAAP reconciling items are net of tax and per share.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.1 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2015:

Label	Title	Platforms	Release Date
2K	My NBA2K16	iOS and Android	October 1, 2015
2K	NHL SuperCard	iOS and Android	October 8, 2015
2K	Sid Meier’s Civilization Beyond Earth — Rising Tide (expansion pack)	PC	October 9, 2015
2K	NBA 2K16	iOS and Android	October 15, 2015
2K	WWE 2K16	Xbox 360, Xbox One, PS3, PS4	October 27, 2015*
2K	WWE 2K16: Accelerator (DLC)	Xbox 360, Xbox One, PS3, PS4	October 27, 2015
2K	WWE 2K16: MyPlayer Kickstart (DLC)	Xbox One, PS4	October 27, 2015
2K	Evolve Ultimate Edition	Xbox One, PS4	November 3, 2015
2K	Borderlands Triple Pack	Xbox 360, PS3	November 17, 2015
2K	WWE 2K16: New Moves Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	November 24, 2015
Rockstar Games	Grand Theft Auto: Liberty City Stories	iOS	December 17, 2015
2K	WWE 2K16: Legends Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	December 22, 2015
2K	WWE 2K16: Future Stars Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	January 26, 2016

*North American release date; international release date followed three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	XCOM 2	PC, Mac, Linux	February 5, 2016
2K	WWE 2K16: 2015 Hall of Fame Showcase (DLC)	Xbox 360, Xbox One, PS3, PS4	February 23, 2016
Rockstar Games	Grand Theft Auto: Liberty City Stories	Android	February 2016
2K	Civilization Revolution 2 Plus	PlayStation Vita	Fiscal 4Q 2016
2K	Battleborn	Xbox One, PS4, PC	May 3, 2016
2K	Mafia III	Xbox One, PS4, PC	Fiscal Year 2017

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  The Company also defers revenue and related costs for certain sales generated from certain titles for which we have or expect to provide certain additional add-on content.  These amounts are deferred over the estimated remaining life of the game to which they pertain.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Gain on long-term investment, net — from time to time, the Company makes strategic investments.  The Company excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating the Non-GAAP financial measures used by the Company.  Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Take-Two by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  Internally, management may use these Non-GAAP financial measures in assessing the company’s operating results and in planning and forecasting.  In addition to the Non-GAAP financial measures provided in this press release, see the Company’s website for additional information regarding our non-GAAP results.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended December 31, 2015.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including the risks summarized in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2015	2014	2015	2014

Net revenue	$414,221	$531,147	$1,036,492	$782,849

Cost of goods sold:
Internal royalties	95,311	14,099	256,058	34,810
Software development costs and royalties	61,653	108,214	152,160	144,863
Product costs	74,934	102,068	153,652	139,421
Licenses	25,963	53,632	42,546	65,091
Total cost of goods sold	257,861	278,013	604,416	384,185

Gross profit	156,360	253,134	432,076	398,664

Selling and marketing	59,846	96,892	160,289	182,874
General and administrative	49,061	53,564	148,057	136,891
Research and development	27,944	31,221	86,499	79,886
Business reorganization	71,172	—	71,172	—
Depreciation and amortization	7,534	5,845	21,462	15,123
Total operating expenses	215,557	187,522	487,479	414,774
(Loss) income from operations	(59,197)	65,612	(55,403)	(16,110)
Interest and other, net	(8,018)	(9,458)	(23,948)	(24,689)
(Loss) gain on long-term investments, net	—	(1,500)	—	17,476
(Loss) income from operations before income taxes	(67,215)	54,654	(79,351)	(23,323)
Provision for (benefit from) for income taxes	(24,802)	14,561	(24,650)	13,356
Net (loss) income	$(42,413)	$40,093	$(54,701)	$(36,679)

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.51)	$0.46	$(0.66)	$(0.46)

Diluted (loss) earnings per share	$(0.51)	$0.42	(0.66)	$(0.46)

Weighted average shares outstanding:
Basic	83,426	87,483	83,338	80,128
Diluted	83,426	113,938	83,338	80,128

Computation of Basic EPS:
Net (loss) income	$(42,413)	$40,093	$(54,701)	$(36,679)
Less: net income allocated to participating securities	—	(3,127)	—	—
Net (loss) income for basic EPS calculation	$(42,413)	$36,966	$(54,701)	$(36,679)

Weighted average shares outstanding - basic	83,426	87,483	$83,338	80,128
Less: weighted average participating shares outstanding	—	(6,824)	—	—
Weighted average common shares outstanding - basic	83,426	80,659	$83,338	80,128

Basic EPS	$(0.51)	$0.46	$(0.66)	$(0.46)

Computation of Diluted EPS:
Net (loss) income	$(42,413)	$40,093	$(54,701)	$(36,679)
Less: net income allocated to participating securities	—	(2,401)	—	—
Add: interest expense, net of tax, on Convertible Notes	—	7,199	—	—
Net (loss) income for diluted EPS calculation	$(42,413)	$44,891	$(54,701)	$(36,679)

Weighted average common shares outstanding - basic	83,426	80,659	83,338	80,128
Add: dilutive effect of common stock equivalents	—	26,455	—	—
Total weighted average shares outstanding - diluted	83,426	107,114	83,338	80,128

Diluted EPS	$(0.51)	$0.42	$(0.66)	$(0.46)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2015	March 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$835,241	$911,120
Short-term investments	379,440	186,929
Restricted cash	204,089	169,678
Accounts receivable, net of allowances of $70,995 and $70,471 at December 31, 2015 and March 31, 2015, respectively	263,690	217,860
Inventory	20,207	20,051
Software development costs and licenses	214,540	163,385
Deferred cost of goods sold	128,972	56,779
Prepaid expenses and other	60,129	54,057
Total current assets	2,106,308	1,779,859

Fixed assets, net	76,661	69,792
Software development costs and licenses, net of current portion	167,382	124,329
Deferred cost of goods sold, net of current portion	1,742	19,869
Goodwill	216,777	217,288
Other intangibles, net	4,609	4,769
Other assets	11,530	12,167
Total assets	$2,585,009	$2,228,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,603	$38,789
Accrued expenses and other current liabilities	603,613	444,738
Deferred revenue	791,758	482,733
Total current liabilities	1,454,974	966,260

Long-term debt	491,576	473,030
Non-current deferred revenue	39,885	164,618
Other long-term liabilities	71,600	61,077
Total liabilities	2,058,035	1,664,985
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,373 and 104,594 shares issued and 87,181 and 88,356 outstanding at December 31, 2015 and March 31, 2015, respectively	1,044	1,046
Additional paid-in capital	1,077,449	1,028,197
Treasury stock, at cost; 17,192 and 16,238 common shares at December 31, 2015 and March 31, 2015, respectively	(303,388)	(276,836)
Accumulated deficit	(213,396)	(158,695)
Accumulated other comprehensive loss	(34,735)	(30,624)
Total stockholders’ equity	526,974	563,088
Total liabilities and stockholders’ equity	$2,585,009	$2,228,073

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended December 31,
	2015	2014

Operating activities:
Net loss	$(54,701)	$(36,679)

Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	83,056	89,768
Depreciation and amortization	21,462	15,123
Amortization and impairment of intellectual property	160	320
Stock-based compensation	54,144	52,474
Deferred income taxes	—	641
Amortization of discount on Convertible Notes	17,454	16,389
Amortization of debt issuance costs	1,181	1,260
Gain on long-term investments, net	—	(17,476)
Other, net	2,573	2,262
Changes in assets and liabilities:
Restricted cash	(34,411)	162,538
Accounts receivable	(46,227)	(382,566)
Inventory	(374)	5,163
Software development costs and licenses	(170,074)	(155,454)
Prepaid expenses, other current and other non-current assets	(6,514)	(52,092)
Deferred revenue	184,955	456,623
Deferred cost of goods sold	(54,418)	(63,203)
Accounts payable, accrued expenses and other liabilities	190,557	(34,565)
Net cash provided by operating activities	188,823	60,526

Investing activities:
Change in bank time deposits	(189,564)	—
Purchase of fixed assets	(28,579)	(36,579)
Sale and maturities of available-for-sale securities	19,014	—
Purchase of available-for-sale securities	(25,768)	(79,677)
Cash received from the sale of long-term investment	—	21,976
Purchase of long-term investment	—	(5,000)
Net cash used in investing activities	(224,897)	(99,280)

Financing activities:
Excess tax benefit from stock-based compensation	1,509	10,352
Tax payment related to net share settlements on restricted stock awards	(14,506)	—
Repurchase of common stock	(26,552)	—
Net cash provided by (used in) financing activities	(39,549)	10,352

Effects of foreign exchange rates on cash and cash equivalents	(256)	(9,546)

Net decrease in cash and cash equivalents	(75,879)	(37,948)
Cash and cash equivalents, beginning of year	911,120	935,400
Cash and cash equivalents, end of period	$835,241	$897,452

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2015	2014	2015	2014
Net Revenues
GAAP Net Revenues	$414,221	$531,147	$1,036,492	$782,849
Net effect from deferral in net revenues	72,570	422,829	181,622	458,180
Non-GAAP Net Revenues	$486,791	$953,976	1,218,114	$1,241,029

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$146,449	$149,840	$502,860	$310,687
Net effect from deferral in digital online revenues	67,170	67,404	105,734	102,755
Non-GAAP Digital Online Revenues	$213,619	$217,244	$608,594	$413,442

Gross Profit
GAAP Gross Profit	$156,360	$253,134	$432,076	$398,664
Net effect from deferral in net revenues and related cost of goods sold	57,684	174,390	117,574	193,539
Stock-based compensation	4,131	8,323	12,935	11,062
Non-GAAP Gross Profit	218,175	$435,847	$562,585	$603,265

(Loss) income from Operations
GAAP (Loss) Income from Operations	$(59,197)	$65,612	$(55,403)	$(16,110)
Net effect from deferral in net revenues and related cost of goods sold	57,684	174,390	117,574	193,539
Stock-based compensation	18,738	28,628	54,144	52,474
Impact of business reorganization	71,172	—	72,400	195
Non-GAAP Income from Operations	$88,397	$268,630	$188,715	$230,098

Net Income (Loss)
GAAP Net Income (Loss)	$(42,413)	$40,093	$(54,701)	$(36,679)
Net effect from deferral in net revenues and related cost of goods sold	53,993	158,030	101,899	172,195
Stock-based compensation	12,388	7,015	34,952	24,756
Loss (gain) on long-term investments, net	—	941	—	(9,999)
Impact of business reorganization	71,627	—	72,400	156
Non-cash amortization of discount on Convertible Notes	3,719	5,062	10,982	13,127
Non-cash tax expense	361	459	1,051	1,404
Non-GAAP Net Income	$99,675	$211,600	$166,583	$164,960

Diluted (Loss) Earnings Per Share
GAAP (loss) earnings per share	$(0.51)	$0.42	$(0.66)	$(0.46)
Non-GAAP earnings per share	$0.89	$1.87	$1.50	$1.50

Number of diluted shares used in computation
GAAP	83,426	113,938	83,338	80,128
Non-GAAP	113,290	113,938	113,952	113,922

Computation of Diluted GAAP EPS:
Net (loss) income	$(42,413)	$40,093	$(54,701)	$(36,679)
Less: net income allocated to participating securities	—	(2,401)	—	—
Add: interest expense, net of tax, on Convertible Notes	—	7,199	—	—
Net (loss) income for diluted EPS calculation	$(42,413)	$44,891	$(54,701)	$(36,679)

Weighted average shares outstanding - basic	83,426	87,483	83,338	80,128
Add: dilutive effect of common stock equivalents	—	26,455	—	—
Total weighted average shares outstanding - diluted	83,426	113,938	83,338	80,128
Less: weighted average participating shares outstanding	—	(6,824)	—	—
Weighted average common shares outstanding - diluted	83,426	107,114	83,338	80,128

Diluted (loss) earnings per share	$(0.51)	$0.42	$(0.66)	$(0.46)

Computation of Diluted Non-GAAP EPS:
Non-GAAP net income	$99,675	$211,600	$166,583	$164,960
Less: net income allocated to participating securities	(2,999)	(12,673)	(6,080)	(10,627)
Add: interest expense, net of tax, on Convertible Notes	1,367	1,686	4,109	5,069
Net income for diluted earnings per share calculation	$98,043	$200,613	$164,612	$159,402

Weighted average shares outstanding - basic	86,835	87,483	87,497	87,467
Add: dilutive effect of common stock equivalents	26,455	26,455	26,455	26,455
Total weighted average shares outstanding - diluted	113,290	113,938	113,952	113,922
Less: weighted average participating shares outstanding	(3,409)	(6,824)	(4,159)	(7,339)
Weighted average common shares outstanding - diluted	109,881	107,114	109,793	106,583

Diluted earnings per share	$0.89	$1.87	$1.50	$1.50

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Geographic Region
United States	$218,386	53%	$334,257	63%
International	195,835	47%	196,890	37%
Total GAAP net revenues	414,221	100%	531,147	100%

Change in Deferred Net Revenues
United States	$63,314		$188,238
International	9,256		234,591
Total changes in deferred net revenues	72,570		422,829

Non-GAAP Net Revenues by Geographic Region
United States	$281,700	58%	$522,495	55%
International	205,091	42%	431,481	45%
Total non-GAAP net revenues	$486,791	100%	$953,976	100%

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Distribution Channel
Physical retail and other	$267,772	65%	$381,307	72%
Digital online	146,449	35%	149,840	28%
Total GAAP net revenues	414,221	100%	531,147	100%

Change in Deferred Net Revenues
Physical retail and other	$5,400		$355,425
Digital online	67,170		67,404
Total changes in deferred net revenues	72,570		422,829

Non-GAAP Net Revenues by Distribution Channel
Physical retail and other	$273,172	56%	$736,732	77%
Digital online	213,619	44%	217,244	23%
Total non-GAAP net revenues	$486,791	100%	$953,976	100%

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Platform Mix
Console	$355,235	86%	$443,093	83%
PC and other	58,986	14%	88,054	17%
Total GAAP net revenues	414,221	100%	531,147	100%

Change in Deferred Net Revenues
Console	$64,623		$419,303
PC and other	7,947		3,526
Total changes in deferred net revenues	72,570		422,829

Non-GAAP Net Revenues by Platform Mix
Console	$419,858	86%	$862,396	90%
PC and other	66,933	14%	91,580	10%
Total non-GAAP net revenues	$486,791	100%	$953,976	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Nine Months Ended December 31, 2015		Nine Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Geographic Region
United States	$546,926	53%	$458,423	59%
International	489,566	47%	324,426	41%
Total GAAP net revenues	1,036,492	100%	782,849	100%

Change in Deferred Net Revenues
United States	$101,929		$207,408
International	79,693		250,772
Total changes in deferred net revenues	181,622		458,180

Non-GAAP Net Revenues by Geographic Region
United States	$648,855	53%	$665,831	54%
International	569,259	47%	575,198	46%
Total non-GAAP net revenues	$1,218,114	100%	$1,241,029	100%

	Nine Months Ended December 31, 2015		Nine Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Distribution Channel
Physical retail and other	$533,632	51%	$472,162	60%
Digital online	502,860	49%	310,687	40%
Total GAAP net revenues	1,036,492	100%	782,849	100%

Change in Deferred Net Revenues
Physical retail and other	$75,888		$355,425
Digital online	105,734		102,755
Total changes in deferred net revenues	181,622		458,180

Non-GAAP Net Revenues by Distribution Channel
Physical retail and other	$609,520	50%	$827,587	67%
Digital online	608,594	50%	413,442	33%
Total non-GAAP net revenues	$1,218,114	100%	$1,241,029	100%

	Nine Months Ended December 31, 2015		Nine Months Ended December 31, 2014
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Platform Mix
Console	$878,838	85%	$620,547	79%
PC and other	157,654	15%	162,302	21%
Total GAAP net revenues	1,036,492	100%	782,849	100%

Change in Deferred Net Revenues
Console	$42,940		$450,623
PC and other	138,682		7,557
Total changes in deferred net revenues	181,622		458,180

Non-GAAP Net Revenues by Platform Mix
Console	$921,778	76%	$1,071,170	86%
PC and other	296,336	24%	169,859	14%
Total non-GAAP net revenues	$1,218,114	100%	$1,241,029	100%